Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
FOURTH QUARTER AND FULL-YEAR 2014 RESULTS

•	Global volume growth of 2% for the full year and 1% in the quarter

•	Reported net revenues declined 2% in the quarter; excluding the impact of structural items, comparable currency neutral net revenues grew 4%

•	Fourth quarter reported EPS was $0.17; comparable EPS was $0.44

•	Gained global value share in nonalcoholic ready-to-drink beverages in both the quarter and full year

•	Full-year cash from operations increased to $10.6 billion

ATLANTA, Feb. 10, 2015 – The Coca-Cola Company today reported fourth quarter and full-year 2014 operating results. Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company said, “We are making solid progress on the implementation of the strategic initiatives we announced in October as evidenced by some early positive signs in the quarter.  We remain resolutely focused on accelerating growth and taking advantage of opportunities to solidify our position in key markets and categories.  However, we continue to see 2015 as a transition year as the benefits from the announced initiatives will take time to materialize amidst an uncertain and volatile macroeconomic environment.  We remain confident that we have the right strategies in place, and our associates and bottling partners are embracing these initiatives and are enthusiastic about the opportunity ahead. We will continue to strengthen our brand portfolio and leverage our unparalleled global distribution system to create sustainable long-term shareowner value.”

OPERATING REVIEW
TOTAL COMPANY

	Period Ended December 31, 2014
	% Favorable / (Unfavorable)
	Three Months Ended	Year Ended
Unit Case Volume	1	2
Sparkling Beverages	1	1
Still Beverages	2	4
Concentrate Sales/Reported Volume	3	1
Price/Mix *	1	1
Currency	(4)	(2)
Structural Changes	(2)	(2)
Reported Net Revenues	(2)	(2)
Comparable CN Net Revenues (Structurally Adjusted) **	4	3
Reported Operating Income	(31)	(5)
Comparable CN Operating Income (Structurally Adjusted) **	7	6

*
Price/mix includes the impact of certain economic (nondesignated) hedges. After adjusting for the impact of these economic hedges, price/mix increased 2% in the fourth quarter and 1% for the full year. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

** Comparable currency neutral (CN) net revenues (structurally adjusted) and comparable currency neutral operating income (structurally adjusted) are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability, the impact of changes in foreign currency exchange rates and the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
Performance Highlights

•
We gained global value share and held volume share in nonalcoholic ready-to-drink (NARTD) beverages in the quarter. Additionally, we gained global volume and value share in sparkling and still beverages as well as in the juice and juice drinks, ready-to-drink tea and packaged water categories as we continue to strengthen our brands and our product portfolio across key markets and categories.

•
Global sparkling beverage volume grew 1% in both the quarter and full year driven by growth in brand Coca-Cola, Sprite and Fanta. Brand Coca-Cola was up 1% in the quarter and grew slightly for the full year, rounding to even.

•
Global still beverage volume grew 2% in the quarter and 4% for the full year driven by growth in ready-to-drink tea, sports drinks and packaged water. Volume growth in these beverage categories was partially offset by a decline in juice and juice drinks, due in part to price increases to cover higher input costs.

•
We continue to take steps to strengthen our brand portfolio in fast-growing categories and key markets as evidenced by the addition of Gold Peak tea, FUZE TEA and I LOHAS mineral water to our portfolio of billion-dollar brands, bringing the total number of billion-dollar brands to 20.

Financial Review

•
Comparable currency neutral net revenues (structurally adjusted) grew 4% in the quarter driven by positive price/mix and the impact of one additional selling day. We delivered favorable price/mix of 2 points, after adjusting for items impacting comparability, primarily attributable to 4 points of positive price/mix in North America driven by our continued rational approach to pricing and supported by incremental media investments and improving commercial execution.

•
Comparable currency neutral operating income (structurally adjusted) grew 7% in the quarter driven by comparable currency neutral net revenue (structurally adjusted) growth, a slight benefit from commodity costs and efficient management of operating expenses, partially offset by continued investments in our brands including a double-digit increase in media investments. Fluctuations in foreign currency exchange rates resulted in a 7 point headwind on comparable operating income growth during the quarter.

•
The reported effective tax rates for the quarter and full year were 28.3% and 23.6%, respectively. The underlying annual effective tax rate was 22.5% for the quarter and full year. The variance between the reported rates and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule. The underlying effective tax rate does not reflect the impact of significant or unusual items and discrete events, which, if and when they occur, are separately recognized in the appropriate period.

•
Reported EPS was $0.17 and comparable EPS was $0.44 for the quarter. Items impacting comparability reduced reported EPS by a net $0.27 and were primarily related to the impact of changing the exchange rate used to remeasure our Venezuelan subsidiary’s net monetary assets into U.S. dollars, a write-down on concentrate sales receivables from our bottling partner in Venezuela, noncash charges related to refranchising certain territories in North America and costs associated with our previously announced productivity program. Foreign currency was a 10 point headwind on comparable EPS growth during the quarter.

•
Full-year cash from operations was $10.6 billion, up 1%, primarily due to the efficient management of working capital and cycling incremental pension contributions last year, partially offset by an unfavorable impact from foreign currency exchange rate fluctuations and the deconsolidation of the Company’s Brazilian bottling operations in July 2013.

•	Full-year net share repurchases totaled $2.6 billion.

EURASIA AND AFRICA

	Period Ended December 31, 2014
	% Favorable / (Unfavorable)
	Three Months Ended	Year Ended
Unit Case Volume	3	4
Sparkling Beverages	3	3
Still Beverages	4	8
Concentrate Sales	7	3
Price/Mix	(2)	4
Currency	(9)	(8)
Structural Changes	0	0
Reported Net Revenues	(4)	(1)
Comparable CN Net Revenues (Structurally Adjusted) *	5	8
Reported Operating Income	(7)	0
Comparable CN Operating Income *	14	14

*
Comparable currency neutral (CN) net revenues (structurally adjusted) and comparable currency neutral operating income are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability and the impact of changes in foreign currency exchange rates. Additionally, comparable currency neutral net revenues (structurally adjusted) have been adjusted for the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Comparable currency neutral net revenues (structurally adjusted) grew 5% in the quarter driven by concentrate sales growth, including the benefit of one additional selling day, partially offset by unfavorable price/mix. The unfavorable price/mix was primarily due to geographic mix. Comparable currency neutral operating income grew 14% driven by comparable currency neutral net revenue growth and timing of operating expenses.

•
Growth in concentrate sales outpaced growth in unit case sales in the quarter primarily due to timing of shipments in the Middle East & North Africa business unit in the prior year and the impact of one additional selling day. Concentrate sales and unit case sales were mostly in line for the full year.

•
Unit case volume growth in the quarter resulted in value share gains in total NARTD beverages. Volume growth was relatively balanced with mid single-digit growth in our Southern Africa, Middle East & North Africa and Central, East & West Africa business units. Sparkling beverage volume grew 3%, led by Trademark Coca-Cola, resulting in volume and value share gains in sparkling beverages. Still beverage volume grew 4%, capturing value share in total still beverages as well as in the juice and juice drinks, sports drinks and packaged water categories.

EUROPE

	Period Ended December 31, 2014
	% Favorable / (Unfavorable)
	Three Months Ended	Year Ended
Unit Case Volume	(1)	(2)
Sparkling Beverages	(2)	(3)
Still Beverages	7	1
Concentrate Sales	0	(2)
Price/Mix	2	4
Currency	(4)	2
Structural Changes	0	0
Reported Net Revenues	(2)	4
Comparable CN Net Revenues (Structurally Adjusted) *	2	2
Reported Operating Income	(18)	0
Comparable CN Operating Income *	(5)	0

*
Comparable currency neutral (CN) net revenues (structurally adjusted) and comparable currency neutral operating income are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability and the impact of changes in foreign currency exchange rates. Additionally, comparable currency neutral net revenues (structurally adjusted) have been adjusted for the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Comparable currency neutral net revenues (structurally adjusted) grew 2% in the quarter driven by positive price/mix and the benefit of one additional selling day. Comparable currency neutral operating income growth trailed comparable currency neutral net revenue (structurally adjusted) growth primarily due to timing of operating expenses.

•
Europe’s full-year financial performance was impacted by the consolidation of the innocent juice and smoothie business in May 2013, which contributed 2 points of Europe’s full-year price/mix. Additionally, the consolidation of the innocent business unfavorably impacted operating margins due to the higher cost structure associated with finished goods businesses and our level of investment in innocent to continue building and expanding the business.

•
Growth in concentrate sales outpaced growth in unit case sales in the quarter primarily due to the impact of one additional selling day. Concentrate sales and unit case sales were in line for the full year.

•
Unit case volume in the quarter continued to be unfavorably impacted by competitive pressures and softness in the macroeconomic environment. The decline in sparkling beverage volume also reflected the continued impact of downsizing our primary future consumption package in key markets to strengthen our price/pack architecture. Still beverage volume grew 7% as we captured value share in total still beverages as well as in the juice and juice drinks and sports drinks categories.

LATIN AMERICA

	Period Ended December 31, 2014
	% Favorable / (Unfavorable)
	Three Months Ended	Year Ended
Unit Case Volume	2	1
Sparkling Beverages	1	0
Still Beverages	3	6
Concentrate Sales	4	0
Price/Mix	10	8
Currency	(10)	(10)
Structural Changes	(5)	(4)
Reported Net Revenues	(1)	(6)
Comparable CN Net Revenues (Structurally Adjusted) *	14	9
Reported Operating Income	(48)	(20)
Comparable CN Operating Income *	3	2

*
Comparable currency neutral (CN) net revenues (structurally adjusted) and comparable currency neutral operating income are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability and the impact of changes in foreign currency exchange rates. Additionally, comparable currency neutral net revenues (structurally adjusted) have been adjusted for the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Comparable currency neutral net revenues (structurally adjusted) grew 14% in the quarter driven primarily by a 10% increase in price/mix and the benefit of one additional selling day. The strong price/mix reflects positive pricing and favorable product mix in our Brazil and South Latin business units. Comparable currency neutral operating income growth trailed comparable currency neutral net revenue (structurally adjusted) growth primarily due to increased marketing investments and the impact of the provision enacted in Venezuela early in 2014 that imposes a maximum threshold on profit margins.

•
Growth in concentrate sales outpaced growth in unit case sales in the quarter primarily due to timing of shipments and the impact of one additional selling day. Concentrate sales and unit case sales were mostly in line for the full year.

•
Unit case volume growth in the quarter was driven primarily by 5% growth in both our Brazil and Latin Center business units, partially offset by a 1% decline in Mexico. We continue to implement strategies focused on affordability to help mitigate the impact of high inflation and declining consumer confidence in key markets. Sparkling beverage volume grew 1%, led by brand Coca-Cola, resulting in volume and value share gains in sparkling beverages. Growth in still beverage volume was attributable to packaged water, value-added dairy and sports drinks.

NORTH AMERICA

	Period Ended December 31, 2014
	% Favorable / (Unfavorable)
	Three Months Ended	Year Ended
Unit Case Volume	1	0
Sparkling Beverages	0	(1)
Still Beverages	3	1
Concentrate Sales	0	(1)
Price/Mix	4	1
Currency	0	0
Structural Changes	(2)	(1)
Reported Net Revenues	2	(1)
Comparable CN Net Revenues (Structurally Adjusted) *	5	1
Reported Operating Income	(22)	1
Comparable CN Operating Income *	7	1

*
Comparable currency neutral (CN) net revenues (structurally adjusted) and comparable currency neutral operating income are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability and the impact of changes in foreign currency exchange rates. Additionally, comparable currency neutral net revenues (structurally adjusted) have been adjusted for the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Comparable currency neutral net revenues (structurally adjusted) grew 5% in the quarter primarily due to a 4% increase in price/mix and the benefit of one additional selling day. Comparable currency neutral operating income grew 7% reflecting strong comparable currency neutral net revenue (structurally adjusted) growth and a favorable impact from commodities, partially offset by increased brand investments and the impact of structural items.

•
Growth in concentrate sales lagged growth in unit case sales in the quarter primarily due to timing of shipments, partially offset by the impact of one additional selling day. Concentrate sales and unit case sales were mostly in line for the full year.

•
A continued rational approach to pricing, incremental media investments and disciplined price/pack strategies drove value share gains in total NARTD beverages, making this the 19th consecutive quarter of value share gains. We also gained volume and value share in sparkling and still beverages as well as in the juice and juice drinks and ready-to-drink tea categories. Brand Coca-Cola grew slightly in the United States in both the quarter and full year.

ASIA PACIFIC

	Period Ended December 31, 2014
	% Favorable / (Unfavorable)
	Three Months Ended	Year Ended
Unit Case Volume	1	5
Sparkling Beverages	3	5
Still Beverages	(1)	4
Concentrate Sales	2	5
Price/Mix	(4)	(2)
Currency	(8)	(6)
Structural Changes	0	1
Reported Net Revenues	(10)	(2)
Comparable CN Net Revenues (Structurally Adjusted) *	(1)	3
Reported Operating Income	(10)	(1)
Comparable CN Operating Income *	2	4

*
Comparable currency neutral (CN) net revenues (structurally adjusted) and comparable currency neutral operating income are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability and the impact of changes in foreign currency exchange rates. Additionally, comparable currency neutral net revenues (structurally adjusted) have been adjusted for the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Comparable currency neutral net revenues (structurally adjusted) declined 1% in the quarter primarily due to unfavorable price/mix partially offset by the benefit of one additional selling day. The unfavorable price/mix was primarily attributable to product and channel mix. Comparable currency neutral operating income growth was ahead of comparable currency neutral net revenue (structurally adjusted) growth primarily due to timing and efficient management of operating expenses.

•
Growth in concentrate sales outpaced growth in unit case sales in the quarter primarily due to the impact of one additional selling day. Concentrate sales and unit case sales were in line for the full year.

•
Unit case volume growth in the quarter reflected high single-digit growth in India, partially offset by a 1% decline in Japan and a 3% decline in China. In Japan, sparkling beverage volume grew 2% led by 2% growth in brand Coca-Cola, offset by a 1% decline in still beverage volume. In China, sparkling beverage volume grew 1% driven by 3% growth in brand Coca-Cola, offset by a high single-digit decline in still beverage volume primarily due to industry softness in the juice and juice drinks category. Importantly, despite the unit case volume declines in Japan and China, we gained volume and value share in total NARTD beverages in both of these markets in the quarter.

BOTTLING INVESTMENTS

	Period Ended December 31, 2014
	% Favorable / (Unfavorable)
	Three Months Ended	Year Ended
Unit Case Volume	3	(2)
Reported Volume	5	5
Price/Mix	(4)	(2)
Currency	(4)	(2)
Structural Changes	(2)	(9)
Reported Net Revenues	(5)	(8)
Comparable CN Net Revenues (Structurally Adjusted) *	1	3
Reported Operating Income	77	(92)
Comparable CN Operating Income *	87	(13)

*
Comparable currency neutral (CN) net revenues (structurally adjusted) and comparable currency neutral operating income are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability and the impact of changes in foreign currency exchange rates. Additionally, comparable currency neutral net revenues (structurally adjusted) have been adjusted for the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Comparable currency neutral net revenues (structurally adjusted) grew 1% in the quarter driven by reported volume growth, including the benefit of one additional selling day, partially offset by unfavorable price/mix.

•	Comparable currency neutral operating income growth in the quarter was driven by reported volume growth and lower commodity costs.
2015 OUTLOOK

•	As discussed during the Company’s December 2014 modeling call, we estimate that the net impact of structural items on full-year 2015 results will be as follows:

◦	a slight positive on net revenue growth;

◦	a 1 to 2 point headwind on gross profit growth;

◦	a 1 point headwind on operating income growth; and

◦	a slight headwind on profit before tax growth.

•
We expect fluctuations in foreign currency exchange rates to have an unfavorable impact on our reported results in 2015. Based on current spot rates, our existing hedge positions, and the cycling of our prior year rates, we estimate that currency will be an approximate 5 point headwind on net revenues and a 7 to 8 point headwind on profit before tax for the full year. For the first quarter of 2015, we estimate that currency will be an approximate 6 point headwind on net revenues and an approximate 8 point headwind on profit before tax.

•	The underlying effective annual tax rate in 2015 is expected to be 22.5%.

•	We are targeting full-year 2015 net share repurchases of $2.0 to $3.0 billion.

•	Given the above, the Company expects full-year comparable currency neutral EPS growth to be mid single digits, roughly in line with our growth rate in 2014.
ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter and for the full year, see the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•	“Concentrate sales” represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•
For the Company’s geographic operating segments, “concentrate sales” growth rates shown in the tables represent the percentage change in net revenues attributable to the increase (decrease) in concentrate sales volume (expressed in equivalent unit cases) after considering the impact of structural items. For the Company’s Bottling Investments operating segment, “reported volume” growth rates shown in the table represent the percentage change in net revenues attributable to the increase (decrease) in unit case volume, computed on a reported basis, after considering the impact of structural items. Bottling Investments operating segment data reflects unit case volume for consolidated bottlers only.

•	“Sparkling beverages” means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
“Still beverages” means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. “Unit case” means a unit of measurement equal to 24 eight-ounce servings of finished beverage. “Unit case volume” means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2014 financial results were impacted by one less selling day, and fourth quarter 2014 financial results were impacted by one additional selling day. Unit case volume results for the quarters are not impacted by the variance in selling days due to the average daily sales computation referenced above.

•	As previously announced, effective Jan. 1, 2014, the Company renamed its Pacific operating segment the Asia Pacific operating segment.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss fourth quarter and full-year 2014 results today, Feb. 10, 2015 at 9:30 a.m. EST. We invite investors to listen to a live audiocast of the conference call at our website, http://www.coca-colacompany.com in the “Investors” section. Supplemental materials that support the prepared remarks for the conference call will also be available for download. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the “Investors” section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	December 31, 2014	December 31, 2013	% Change[1]
Net Operating Revenues	$10,872	$11,040	(2)
Cost of goods sold	4,357	4,315	1
Gross Profit	6,515	6,725	(3)
Selling, general and administrative expenses	4,338	4,319	0
Other operating charges	726	301	142
Operating Income	1,451	2,105	(31)
Interest income	158	153	3
Interest expense	139	149	(7)
Equity income (loss) — net	239	65	268
Other income (loss) — net	(633)	54	—
Income Before Income Taxes	1,076	2,228	(52)
Income taxes	305	520	(41)
Consolidated Net Income	771	1,708	(55)
Less: Net income (loss) attributable to noncontrolling interests	1	(2)	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$770	$1,710	(55)
Diluted Net Income Per Share[2]	$0.17	$0.38	(54)
Average Shares Outstanding — Diluted[2]	4,437	4,482

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended December 31, 2014 and December 31, 2013, basic net income per share was $0.18 for 2014 and $0.39 for 2013 based on average shares outstanding — basic of 4,375 million for 2014 and 4,410 million for 2013. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Year Ended
	December 31, 2014	December 31, 2013	% Change[1]
Net Operating Revenues	$45,998	$46,854	(2)
Cost of goods sold	17,889	18,421	(3)
Gross Profit	28,109	28,433	(1)
Selling, general and administrative expenses	17,218	17,310	(1)
Other operating charges	1,183	895	32
Operating Income	9,708	10,228	(5)
Interest income	594	534	11
Interest expense	483	463	4
Equity income (loss) — net	769	602	28
Other income (loss) — net	(1,263)	576	—
Income Before Income Taxes	9,325	11,477	(19)
Income taxes	2,201	2,851	(23)
Consolidated Net Income	7,124	8,626	(17)
Less: Net income (loss) attributable to noncontrolling interests	26	42	(38)
Net Income Attributable to Shareowners of The Coca-Cola Company	$7,098	$8,584	(17)
Diluted Net Income Per Share[2]	$1.60	$1.90	(16)
Average Shares Outstanding — Diluted[2]	4,450	4,509

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the years ended December 31, 2014 and December 31, 2013, basic net income per share was $1.62 for 2014 and $1.94 for 2013 based on average shares outstanding — basic of 4,387 million for 2014 and 4,434 million for 2013. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	December 31, 2014	December 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$8,958	$10,414
Short-term investments	9,052	6,707
Total Cash, Cash Equivalents and Short-Term Investments	18,010	17,121
Marketable securities	3,665	3,147
Trade accounts receivable, less allowances of $331 and $61, respectively	4,466	4,873
Inventories	3,100	3,277
Prepaid expenses and other assets	3,066	2,886
Assets held for sale	679	—
Total Current Assets	32,986	31,304
Equity Method Investments	9,947	10,393
Other Investments	3,678	1,119
Other Assets	4,407	4,661
Property, Plant and Equipment — net	14,633	14,967
Trademarks With Indefinite Lives	6,533	6,744
Bottlers' Franchise Rights With Indefinite Lives	6,689	7,415
Goodwill	12,100	12,312
Other Intangible Assets	1,050	1,140
Total Assets	$92,023	$90,055

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,234	$9,577
Loans and notes payable	19,130	16,901
Current maturities of long-term debt	3,552	1,024
Accrued income taxes	400	309
Liabilities held for sale	58	—
Total Current Liabilities	32,374	27,811
Long-Term Debt	19,063	19,154
Other Liabilities	4,389	3,498
Deferred Income Taxes	5,636	6,152
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	13,154	12,276
Reinvested earnings	63,408	61,660
Accumulated other comprehensive income (loss)	(5,777)	(3,432)
Treasury stock, at cost — 2,674 and 2,638 shares, respectively	(42,225)	(39,091)
Equity Attributable to Shareowners of The Coca-Cola Company	30,320	33,173
Equity Attributable to Noncontrolling Interests	241	267
Total Equity	30,561	33,440
Total Liabilities and Equity	$92,023	$90,055

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Year Ended
	December 31, 2014	December 31, 2013
Operating Activities
Consolidated net income	$7,124	$8,626
Depreciation and amortization	1,976	1,977
Stock-based compensation expense	209	227
Deferred income taxes	(40)	648
Equity (income) loss — net of dividends	(371)	(201)
Foreign currency adjustments	415	168
Significant (gains) losses on sales of assets — net	831	(670)
Other operating charges	761	465
Other items	149	234
Net change in operating assets and liabilities	(439)	(932)
Net cash provided by operating activities	10,615	10,542
Investing Activities
Purchases of investments	(17,800)	(14,782)
Proceeds from disposals of investments	12,986	12,791
Acquisitions of businesses, equity method investments and nonmarketable securities	(389)	(353)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	148	872
Purchases of property, plant and equipment	(2,406)	(2,550)
Proceeds from disposals of property, plant and equipment	223	111
Other investing activities	(268)	(303)
Net cash provided by (used in) investing activities	(7,506)	(4,214)
Financing Activities
Issuances of debt	41,674	43,425
Payments of debt	(36,962)	(38,714)
Issuances of stock	1,532	1,328
Purchases of stock for treasury	(4,162)	(4,832)
Dividends	(5,350)	(4,969)
Other financing activities	(363)	17
Net cash provided by (used in) financing activities	(3,631)	(3,745)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(934)	(611)
Cash and Cash Equivalents
Net increase (decrease) during the year	(1,456)	1,972
Balance at beginning of year	10,414	8,442
Balance at end of year	$8,958	$10,414

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	December 31, 2014	December 31, 2013	% Fav. / (Unfav.)	December 31, 2014	December 31, 2013	% Fav. / (Unfav.)	December 31, 2014	December 31, 2013	% Fav. / (Unfav.)
Eurasia & Africa	$631	$660	(4)	$226	$242	(7)	$232	$241	(4)
Europe	1,245	1,269	(2)	489	598	(18)	494	605	(18)
Latin America	1,251	1,266	(1)	362	699	(48)	362	707	(49)
North America	5,370	5,271	2	432	557	(22)	40	555	(93)
Asia Pacific	1,133	1,253	(10)	407	454	(10)	405	452	(10)
Bottling Investments	1,483	1,568	(5)	(17)	(71)	77	234	2	—
Corporate	10	30	(66)	(448)	(374)	(20)	(691)	(334)	(107)
Eliminations	(251)	(277)	10	—	—	—	—	—	—
Consolidated	$10,872	$11,040	(2)	$1,451	$2,105	(31)	$1,076	$2,228	(52)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.
During the three months ended December 31, 2014, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $162 million for Europe, $14 million for Latin America, $4 million for North America, $57 million for Asia Pacific and $14 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $25 million for Eurasia and Africa, $109 million for Europe, $20 million for Latin America, $89 million for North America, $26 million for Asia Pacific, $69 million for Bottling Investments and $70 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives.

•
Operating income (loss) and income (loss) before income taxes were reduced by $10 million for Bottling Investments as a result of the restructuring and transition of the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.

•	Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Asia Pacific due to a charge associated with certain of the Company's fixed assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $15 million for Corporate due to noncapitalizable transaction costs.

•
Income (loss) before income taxes was reduced by $2 million for Europe and increased by $4 million for Bottling Investments due to the Company's proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•	Income (loss) before income taxes was reduced by $389 million for North America due to the refranchising of certain territories.

•
Income (loss) before income taxes was reduced by $164 million for Corporate due to the remeasurement of the net monetary assets of our local Venezuelan subsidiary into U.S. dollars using the SICAD 2 exchange rate, and for the impairment of a Venezuelan trademark.

•	Income (loss) before income taxes was reduced by $275 million for Latin America due to a write-down on concentrate sales receivables from our bottling partner in Venezuela.

•
Income (loss) before income taxes was increased by $46 million for Bottling Investments due to the elimination of intercompany profit resulting from a write-down the Company recorded on concentrate sales receivables from our bottling partner in Venezuela, an equity method investee.

•
Income (loss) before income taxes was reduced by $32 million for Corporate as a result of a Brazilian bottling entity's majority interest owners exercising their option to acquire from us an additional equity interest at an exercise price less than that of our carrying value.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended (continued)

During the three months ended December 31, 2013, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $169 million for Europe, $22 million for Latin America, $3 million for North America, $66 million for Asia Pacific and $17 million for Bottling Investments.

•
Operating income (loss) and income (loss) before taxes were reduced by $50 million for Europe, $92 million for North America, $10 million for Asia Pacific, $108 million for Bottling Investments and $24 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives.

•	Operating income (loss) and income (loss) before income taxes were reduced by $5 million for Corporate due to impairment charges recorded on certain of the Company's intangible assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $11 million for Asia Pacific due to a charge associated with certain of the Company's fixed assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $1 million for Corporate due to transaction costs associated with certain of the Company's bottling partners.

•
Income (loss) before income taxes was reduced by a net $134 million for Bottling Investments due to the Company's proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•	Income (loss) before income taxes was reduced by $30 million for Corporate due to a charge the Company recognized on the early extinguishment of certain long-term debt.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	December 31, 2014	December 31, 2013	% Fav. / (Unfav.)	December 31, 2014	December 31, 2013	% Fav. / (Unfav.)	December 31, 2014	December 31, 2013	% Fav. / (Unfav.)
Eurasia & Africa	$2,730	$2,763	(1)	$1,084	$1,087	0	$1,125	$1,109	1
Europe	5,536	5,334	4	2,852	2,859	0	2,892	2,923	(1)
Latin America	4,657	4,939	(6)	2,316	2,908	(20)	2,319	2,920	(21)
North America	21,479	21,590	(1)	2,447	2,432	1	1,633	2,434	(33)
Asia Pacific	5,746	5,869	(2)	2,448	2,478	(1)	2,464	2,494	(1)
Bottling Investments	7,039	7,676	(8)	9	115	(92)	715	679	5
Corporate	136	154	(12)	(1,448)	(1,651)	12	(1,823)	(1,082)	(68)
Eliminations	(1,325)	(1,471)	10	—	—	—	—	—	—
Consolidated	$45,998	$46,854	(2)	$9,708	$10,228	(5)	$9,325	$11,477	(19)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.
During the year ended December 31, 2014, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $692 million for Europe, $60 million for Latin America, $17 million for North America, $489 million for Asia Pacific and $67 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $26 million for Eurasia and Africa, $111 million for Europe, $20 million for Latin America, $281 million for North America, $36 million for Asia Pacific, $211 million for Bottling Investments and $124 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives.

•
Operating income (loss) and income (loss) before income taxes were reduced by $42 million for Bottling Investments as a result of the restructuring and transition of the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.

•	Operating income (loss) and income (loss) before income taxes were reduced by $2 million for Asia Pacific due to a charge associated with certain of the Company's fixed assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $7 million for Corporate due to a charge related to our indemnification of a previously consolidated entity.

•	Operating income (loss) and income (loss) before income taxes were reduced by $15 million for Corporate due to noncapitalizable transaction costs.

•
Income (loss) before income taxes was reduced by $2 million for Europe and $16 million for Bottling Investments due to the Company's proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•	Income (loss) before income taxes was reduced by $799 million for North America due to the refranchising of certain territories.

•
Income (loss) before income taxes was reduced by $275 million for Latin America and $411 million for Corporate due to the remeasurement of the net monetary assets of our local Venezuelan subsidiary into U.S. dollars using the SICAD 2 exchange rate, an impairment of a Venezuelan trademark, and a write-down the Company recorded on the concentrate sales receivables from our bottling partner in Venezuela.

•
Income (loss) before income taxes was increased by $25 million for Bottling Investments due to the elimination of intercompany profit resulting from a write-down we recorded on the concentrate sales receivables from our bottling partner in Venezuela, an equity method investee, partially offset by our proportionate share of their remeasurement loss.

•
Income (loss) before income taxes was reduced by $32 million for Corporate as a result of a Brazilian bottling entity's majority interest owners exercising their option to acquire from us an additional equity interest at an exercise price less than that of our carrying value.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended (continued)
During the year ended December 31, 2013, the results of our operating segments were impacted by the following items:

•	Intersegment revenues were $689 million for Europe, $191 million for Latin America, $16 million for North America, $497 million for Asia Pacific and $78 million for Bottling Investments.

•
Operating income (loss) and income (loss) before income taxes were reduced by $2 million for Eurasia and Africa, $57 million for Europe, $282 million for North America, $26 million for Asia Pacific, $194 million for Bottling Investments and $121 million for Corporate due to charges related to the Company's productivity and reinvestment program as well as other restructuring initiatives. Operating income (loss) and income (loss) before income taxes were increased by $2 million for North America due to the refinement of previously established accruals related to the Company's integration of Coca-Cola Enterprises Inc.'s former North America business. Operating income (loss) and income (loss) before income taxes were increased by $1 million for Asia Pacific and $1 million for Corporate due to the refinement of previously established accruals related to the Company's 2008-2011 productivity initiatives.

•	Operating income (loss) and income (loss) before income taxes were reduced by $195 million for Corporate due to impairment charges recorded on certain of the Company's intangible assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $22 million for Asia Pacific due to charges associated with certain of the Company's fixed assets.

•	Operating income (loss) and income (loss) before income taxes were reduced by $8 million for Corporate due to transaction costs associated with certain of the Company's bottling partners.

•
Operating income (loss) and income (loss) before income taxes were increased by $3 million for North America due to the refinement of previously established accruals related to the loss or damage of certain fixed assets as a result of Hurricane Sandy.

•
Income (loss) before income taxes was increased by $615 million for Corporate due to a gain the Company recognized on the deconsolidation of our Brazilian bottling operations as a result of their combination with an independent bottling partner.

•
Income (loss) before income taxes was reduced by $9 million for Bottling Investments and $140 million for Corporate due to the devaluation of the Venezuelan bolivar, including our proportionate share of the charge incurred by an equity method investee which has operations in Venezuela.

•
Income (loss) before income taxes was reduced by a net $114 million for Corporate due to the merger of four of the Company's Japanese bottling partners in which we held equity method investments prior to their merger.

•
Income (loss) before income taxes was increased by $139 million for Corporate due to a gain the Company recognized as a result of Coca-Cola FEMSA issuing additional shares of its own stock during the period at a per share amount greater than the carrying value of the Company's per share investment.

•
Income (loss) before income taxes was reduced by a net $159 million for Bottling Investments due to the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

•
Income (loss) before income taxes was reduced by $53 million for Corporate due to charges the Company recognized on the early extinguishment of certain long-term debt. These charges include both the difference between the reacquisition price and the net carrying amount of the debt extinguished as well as hedge accounting adjustments reclassified from accumulated comprehensive income to earnings.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Asset Impairments
During the three months and year ended December 31, 2013, the Company recorded charges of $5 million and $195 million, respectively, related to certain intangible assets. The charges of $195 million included $113 million related to the impairment of trademarks recorded in our Bottling Investments and Asia Pacific operating segments. These impairments were primarily due to a strategic decision to phase out certain local-market value brands which resulted in a change in the expected useful life of the intangible assets. The charges were determined by comparing the fair value of the trademarks, derived using discounted cash flow analyses, to the current carrying value. Additionally, the remaining charge of $82 million was related to goodwill recorded in our Bottling Investments operating segment. This charge was primarily the result of management's revised outlook on market conditions and volume performance. The total impairment charges of $195 million were recorded in our Corporate operating segment.
Restructuring
During the three months and year ended December 31, 2014, the Company recorded charges of $66 million and $208 million, respectively. The Company also recorded charges of $102 million and $188 million during the three months and year ended December 31, 2013, respectively. These charges were primarily related to the integration of our German bottling and distribution operations.
Productivity and Reinvestment
During the three months and year ended December 31, 2014, the Company recorded charges of $342 million and $601 million, respectively. The Company also recorded charges of $182 million and $494 million during the three months and year ended December 31, 2013, respectively. These charges were related to our productivity and reinvestment program. This program is focused on the following initiatives: global supply chain optimization; global marketing and innovation effectiveness; operating expense leverage and operational excellence; data and information technology systems standardization.
In February 2014, the Company announced that we are expanding our productivity and reinvestment program to drive an incremental $1 billion in productivity by 2016 that will primarily be redirected into increased media investments. Our incremental productivity goal consists of two relatively equal components. First, expanded savings through global supply chain optimization, data and information technology system standardization, and resource and cost reallocation. These savings will be reinvested in global brand-building initiatives, with an emphasis on increased media spending. Second, we will be increasing the effectiveness of our marketing investments by transforming our marketing and commercial model to redeploy resources into more consumer-facing marketing investments to accelerate growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Productivity and Reinvestment (continued)
In October 2014, the Company announced that it is further expanding our productivity and reinvestment program. The expansion of the productivity and reinvestment initiatives will focus on four key areas: restructuring the Company's global supply chain, including manufacturing in North America; implementing zero-based budgeting across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The Company expects that the expanded productivity initiatives will generate an incremental $2 billion in annualized savings, making the expected total annualized savings from the expanded productivity program $3 billion by 2019. These savings will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Transaction Gains/Losses
During the three months and year ended December 31, 2014, the Company recorded charges of $389 million and $799 million, respectively, primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of its unconsolidated bottling partners. These charges include $494 million related to assets classified as held for sale as a result of the Company entering into definitive agreements during the year ended December 31, 2014, to refranchise additional territories. Under the terms of the new agreements, the bottlers will purchase finished products from the Company for distribution in these newly granted territories. In exchange for the grant of the exclusive rights to distribute, promote, market and sell the Company's products in the assigned territories, the bottlers will make ongoing quarterly payments to the Company based on their future gross profit in these territories.
During the year ended December 31, 2014, the Company recorded a charge of $7 million associated with our indemnification of a previously consolidated entity. The impact of this charge effectively reduced the initial gain the Company recognized when we sold the entity. In addition to this charge, during the three months and year ended December 31, 2014, the Company recorded a charge of $15 million due to noncapitalizable transaction costs.
During the year ended December 31, 2013, the Company recorded a gain of $615 million related to the deconsolidation of our Brazilian bottling operations upon their combination with an independent bottler. Subsequent to this transaction, the Company accounts for our investment in the newly combined Brazilian bottling operations under the equity method of accounting. The owners of the majority interest received the option to acquire from us up to 24 percent of the new entity's outstanding shares at any time for a period of six years beginning December 31, 2013. In the fourth quarter of 2014, the owners of the majority interest exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in a loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015.
During the year ended December 31, 2013, the Company recorded a net loss of $114 million related to our investment in the four bottling partners that merged in July 2013 to form Coca-Cola East Japan Bottling Company, Ltd. ("CCEJ"), through a share exchange.
As a result of the transactions described above in Brazil and Japan, the Company recorded a charge of $60 million during the year ended December 31, 2013. This charge was due to the deferral of the revenue and corresponding gross profit associated with the intercompany portion of our concentrate sales to CCEJ and the newly combined Brazilian bottling operations until the finished beverage products made from those concentrates are sold to a third party.
During the year ended December 31, 2013, the Company recorded a gain of $139 million due to Coca-Cola FEMSA, S.A.B. de C.V. ("Coca-Cola FEMSA"), an equity method investee, issuing additional shares of its own stock during the period at a per share amount greater than the carrying value of the Company's per share investment. Accordingly, the Company is required to treat these types of transactions as if the Company sold a proportionate share of its investment in the equity method investee.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses (continued)
In addition to the items above, during the three months and year ended December 31, 2013, the Company recorded charges of $1 million and $8 million, respectively, due to transaction costs associated with certain of our bottling partners. During the year ended December 31, 2013, the Company recorded a benefit of $1 million due to an adjustment to the Company's loss on the sale of a majority interest in our previously consolidated Philippine bottling operations to Coca-Cola FEMSA in January 2013.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months and year ended December 31, 2014, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in increases of $175 million and $55 million, respectively, to our non-GAAP income before income taxes. During the three months and year ended December 31, 2013, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in a decrease of $23 million and an increase of $72 million, respectively, to our non-GAAP income before income taxes.
Hyperinflationary Economies
During the three months and year ended December 31, 2014, the Company recorded net charges of $393 million and $661 million, respectively, related to our Venezuelan operations. These charges are a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SICAD 2 exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down on the concentrate sales receivables from our bottling partner in Venezuela, net of the elimination of intercompany profit. The write-down was recorded as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our concentrate sales receivables.
During the year ended December 31, 2013, the Company recorded charges of $149 million related to the devaluation of the Venezuelan bolivar, including our proportionate share of the charge incurred by our bottling partner in Venezuela, an equity method investee.
Restructuring and Transitioning Russian Juice Operations
During the three months and year ended December 31, 2014, the Company recorded losses of $10 million and $40 million, respectively, related to restructuring and transitioning its Russian juice operations to an existing joint venture with an unconsolidated bottling partner.
Early Extinguishment of Long-Term Debt
During the three months and year ended December 31, 2013, the Company recorded charges of $30 million and $53 million, respectively, due to the early extinguishment of certain long-term debt.
Impact of Natural Disasters
On October 29, 2012, Hurricane Sandy caused widespread flooding and wind damage across the mid-Atlantic region of the United States, primarily in New York and New Jersey. During the year ended December 31, 2013, the Company reversed charges of $3 million due to the refinement of previously established accruals related to the loss or damage of certain fixed assets resulting from the hurricane.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Fixed Assets
During the three months and year ended December 31, 2014, the Company recorded charges of $1 million and $2 million, respectively, associated with certain of the Company's fixed assets.
During the three months and year ended December 31, 2013, the Company recorded charges of $11 million and $22 million, respectively, associated with certain of the Company's fixed assets.
Certain Tax Matters
During the three months and year ended December 31, 2014, the Company recorded a net tax charge of $5 million and $7 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three months and year ended December 31, 2013, the Company recorded a net tax benefit of $15 million and $35 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
Equity Investees
During the three months and year ended December 31, 2014, the Company recorded net gains of $2 million and net charges of $18 million, respectively. During the three months and year ended December 31, 2013, the Company recorded net charges of $134 million and $159 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
Currency Neutral
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
Structural Changes
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2014, the Company refranchised territories in North America to certain of its unconsolidated bottling partners; changed our process of buying and selling recyclable materials in North America; was impacted by a new provision enacted by the Venezuelan government which imposes a maximum threshold for profit margins; acquired bottling operations in Sri Lanka and Nepal; and restructured and transitioned its Russian juice operations to an existing joint venture with an unconsolidated bottling partner. In 2013, the Company acquired bottling operations in Myanmar and deconsolidated our Philippine and Brazilian bottling operations. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,872	$4,357	$6,515	59.9%	$4,338	$726	$1,451	13.3%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(66)	66
Productivity & Reinvestment	—	—	—		—	(342)	342
Productivity Initiatives	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(15)	15
Other Items	29	(75)	104		(48)	(303)	455
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$10,901	$4,282	$6,619	60.7%	$4,290	$—	$2,329	21.4%

	Three Months Ended December 31, 2013
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,040	$4,315	$6,725	60.9%	$4,319	$301	$2,105	19.1%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(107)	107
Productivity & Reinvestment	—	—	—		—	(182)	182
Productivity Initiatives	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(1)	1
Other Items	(7)	13	(20)		3	(11)	(12)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$11,033	$4,328	$6,705	60.8%	$4,322	$—	$2,383	21.6%

Currency Neutral:
	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(2)	1	(3)		0	142	(31)
% Currency Impact	(4)	(2)	(5)		(4)	—	(8)
% Change — Currency Neutral Reported	2	3	2		4	—	(24)
% Structural Impact	(2)	(1)	(2)		(1)	—	(3)
% Change — Currency Neutral Reported and Adjusted for Structural Items	4	5	4		6	—	(21)

% Change — After Considering Items (Non-GAAP)	(1)	(1)	(1)		(1)	—	(2)
% Currency Impact After Considering Items (Non-GAAP)	(4)	(2)	(5)		(4)	—	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	1	4		3	—	5
% Structural Impact After Considering Items (Non-GAAP)	(2)	(1)	(2)		(1)	—	(2)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	4	3	5		4	—	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$139	$239	$(633)	$1,076	$305	28.3%	$1	$770	$0.17
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	66	—		—	66	0.01
Productivity & Reinvestment	—	—	—	342	95		—	247	0.06
Productivity Initiatives	—	—	—	—	—		—	—	—
Equity Investees	—	(2)	—	(2)	3		—	(5)	—
CCE Transaction	—	—	—	—	—		—	—	—
Transaction Gains/Losses	—	—	421	436	149		—	287	0.06
Other Items	—	(46)	170	579	14		—	565	0.13
Certain Tax Matters	—	—	—	—	(5)		—	5	—
After Considering Items (Non-GAAP)	$139	$191	$(42)	$2,497	$561	22.5%	$1	$1,935	$0.44

	Three Months Ended December 31, 2013
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$149	$65	$54	$2,228	$520	23.3%	$(2)	$1,710	$0.38
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	107	—		—	107	0.02
Productivity & Reinvestment	—	—	—	182	60		—	122	0.03
Productivity Initiatives	—	—	—	—	1		—	(1)	—
Equity Investees	—	134	—	134	12		—	122	0.03
CCE Transaction	—	—	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—	1	—		—	1	—
Other Items	(30)	—	—	18	7		—	11	—
Certain Tax Matters	—	—	—	—	15		—	(15)	—
After Considering Items (Non-GAAP)	$119	$199	$54	$2,670	$615	23.0%	$(2)	$2,057	$0.46

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	(7)	268	—	(52)	(41)		—	(55)	(54)
% Change — After Considering Items (Non-GAAP)	17	(4)	—	(6)	(8)		—	(6)	(5)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,437 million average shares outstanding — diluted

[2]	4,482 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$45,998	$17,889	$28,109	61.1%	$17,218	$1,183	$9,708	21.1%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(208)	208
Productivity & Reinvestment	—	—	—		—	(601)	601
Productivity Initiatives	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(22)	22
Other Items	14	13	1		(62)	(352)	415
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$46,012	$17,902	$28,110	61.1%	$17,156	$—	$10,954	23.8%

	Year Ended December 31, 2013
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$46,854	$18,421	$28,433	60.7%	$17,310	$895	$10,228	21.8%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(383)	383
Productivity & Reinvestment	—	—	—		—	(494)	494
Productivity Initiatives	—	—	—		—	2	(2)
Equity Investees	—	—	—		—	—	—
CCE Transaction	—	—	—		—	2	(2)
Transaction Gains/Losses	78	18	60		(5)	(3)	68
Other Items	3	(68)	71		(1)	(19)	91
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$46,935	$18,371	$28,564	60.9%	$17,304	$—	$11,260	24.0%

Currency Neutral:
	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(2)	(3)	(1)		(1)	32	(5)
% Currency Impact	(2)	(1)	(3)		(2)	—	(6)
% Change — Currency Neutral Reported	1	(2)	2		1	—	1
% Structural Impact	(2)	(2)	(2)		(2)	—	(3)
% Change — Currency Neutral Reported and Adjusted for Structural Items	3	0	4		3	—	4

% Change — After Considering Items (Non-GAAP)	(2)	(3)	(2)		(1)	—	(3)
% Currency Impact After Considering Items (Non-GAAP)	(2)	(1)	(3)		(2)	—	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	1	(1)	2		1	—	3
% Structural Impact After Considering Items (Non-GAAP)	(2)	(2)	(2)		(2)	—	(3)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	3	1	4		3	—	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$483	$769	$(1,263)	$9,325	$2,201	23.6%	$26	$7,098	$1.60
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	208	—		—	208	0.05
Productivity & Reinvestment	—	—	—	601	191		—	410	0.09
Productivity Initiatives	—	—	—	—	—		—	—	—
Equity Investees	—	18	—	18	6		—	12	—
CCE Transaction	—	—	—	—	—		—	—	—
Transaction Gains/Losses	—	—	831	853	296		—	557	0.13
Other Items	—	(25)	368	758	(41)		—	799	0.18
Certain Tax Matters	—	—	—	—	(7)		—	7	—
After Considering Items (Non-GAAP)	$483	$762	$(64)	$11,763	$2,646	22.5%	$26	$9,091	$2.04

	Year Ended December 31, 2013
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$463	$602	$576	$11,477	$2,851	24.8%	$42	$8,584	$1.90
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	383	—		—	383	0.08
Productivity & Reinvestment	—	—	—	494	175		—	319	0.07
Productivity Initiatives	—	—	—	(2)	—		—	(2)	—
Equity Investees	—	159	—	159	7		—	152	0.03
CCE Transaction	—	—	—	(2)	(1)		—	(1)	—
Transaction Gains/Losses	—	—	(641)	(573)	(307)		—	(266)	(0.06)
Other Items	(53)	9	140	293	53		—	240	0.05
Certain Tax Matters	—	—	—	—	35		—	(35)	(0.01)
After Considering Items (Non-GAAP)	$410	$770	$75	$12,229	$2,813	23.0%	$42	$9,374	$2.08

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	4	28	—	(19)	(23)		(38)	(17)	(16)
% Change — After Considering Items (Non-GAAP)	18	(1)	—	(4)	(6)		(38)	(3)	(2)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,450 million average shares outstanding — diluted

[2]	4,509 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:

	Three Months Ended December 31, 2014
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(52)	(54)
% Currency Impact	(19)	(18)
% Change — Currency Neutral Reported	(33)	(37)
% Structural Impact	(2)	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Items	(31)	N/A

% Change — After Considering Items (Non-GAAP)	(6)	(5)
% Currency Impact After Considering Items (Non-GAAP)	(10)	(10)
% Change — Currency Neutral After Considering Items (Non-GAAP)	4	5
% Structural Impact After Considering Items (Non-GAAP)	(2)	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	6	N/A

	Year Ended December 31, 2014
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(19)	(16)
% Currency Impact	(9)	(10)
% Change — Currency Neutral Reported	(9)	(6)
% Structural Impact	(2)	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Items	(8)	N/A

% Change — After Considering Items (Non-GAAP)	(4)	(2)
% Currency Impact After Considering Items (Non-GAAP)	(7)	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	5
% Structural Impact After Considering Items (Non-GAAP)	(2)	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	5	N/A

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Net Operating Revenues by Segment:

	Three Months Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$631	$1,245	$1,251	$5,370	$1,133	$1,483	$10	$(251)	$10,872
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	28	—	—	1	—	29
After Considering Items (Non-GAAP)	$631	$1,245	$1,251	$5,398	$1,133	$1,483	$11	$(251)	$10,901

	Three Months Ended December 31, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$660	$1,269	$1,266	$5,271	$1,253	$1,568	$30	$(277)	$11,040
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(2)	—	—	(5)	—	(7)
After Considering Items (Non-GAAP)	$660	$1,269	$1,266	$5,269	$1,253	$1,568	$25	$(277)	$11,033

Currency Neutral Net Operating Revenues by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(4)	(2)	(1)	2	(10)	(5)	(66)	—	(2)
% Currency Impact	(9)	(4)	(10)	0	(8)	(4)	(21)	—	(4)
% Change — Currency Neutral Reported	5	2	9	2	(1)	(1)	(44)	—	2
% Structural Impact	0	0	(5)	(2)	0	(2)	0	—	(2)
% Change — Currency Neutral Reported and Adjusted for Structural Items	5	2	14	4	(1)	1	(44)	—	4

% Change — After Considering Items (Non-GAAP)	(4)	(2)	(1)	2	(10)	(5)	(57)	—	(1)
% Currency Impact After Considering Items (Non-GAAP)	(9)	(4)	(10)	0	(8)	(4)	(3)	—	(4)
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	2	9	3	(1)	(1)	(55)	—	3
% Structural Impact After Considering Items (Non-GAAP)	0	0	(5)	(2)	0	(2)	0	—	(2)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items(Non-GAAP)	5	2	14	5	(1)	1	(55)	—	4

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Net Operating Revenues by Segment:

	Year Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,730	$5,536	$4,657	$21,479	$5,746	$7,039	$136	$(1,325)	$45,998
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	37	—	(20)	(3)	—	14
After Considering Items (Non-GAAP)	$2,730	$5,536	$4,657	$21,516	$5,746	$7,019	$133	$(1,325)	$46,012

	Year Ended December 31, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,763	$5,334	$4,939	$21,590	$5,869	$7,676	$154	$(1,471)	$46,854
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Productivity Initiatives	—	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	5	—	73	—	—	—	78
Other Items	—	—	—	—	—	—	3	—	3
After Considering Items (Non-GAAP)	$2,763	$5,334	$4,944	$21,590	$5,942	$7,676	$157	$(1,471)	$46,935

Currency Neutral Net Operating Revenues by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(1)	4	(6)	(1)	(2)	(8)	(12)	—	(2)
% Currency Impact	(8)	2	(10)	0	(6)	(2)	0	—	(2)
% Change — Currency Neutral Reported	8	2	5	0	4	(7)	(12)	—	1
% Structural Impact	0	0	(4)	(1)	1	(9)	0	—	(2)
% Change — Currency Neutral Reported and Adjusted for Structural Items	8	2	9	1	3	3	(12)	—	3

% Change — After Considering Items (Non-GAAP)	(1)	4	(6)	0	(3)	(9)	(16)	—	(2)
% Currency Impact After Considering Items (Non-GAAP)	(8)	2	(10)	0	(6)	(1)	(4)	—	(2)
% Change — Currency Neutral After Considering Items (Non-GAAP)	8	2	5	0	3	(7)	(12)	—	1
% Structural Impact After Considering Items (Non-GAAP)	0	0	(4)	(1)	0	(10)	0	—	(2)
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items(Non-GAAP)	8	2	9	1	3	3	(12)	—	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$226	$489	$362	$432	$407	$(17)	$(448)	$1,451
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	66	—	66
Productivity & Reinvestment	25	109	20	89	26	3	70	342
Productivity Initiatives	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	15	15
Other Items	—	—	275	151	1	9	19	455
After Considering Items (Non-GAAP)	$251	$598	$657	$672	$434	$61	$(344)	$2,329

	Three Months Ended December 31, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$242	$598	$699	$557	$454	$(71)	$(374)	$2,105
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	102	5	107
Productivity & Reinvestment	—	50	—	92	10	6	24	182
Productivity Initiatives	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	1	1
Other Items	—	—	—	(19)	11	—	(4)	(12)
After Considering Items (Non-GAAP)	$242	$648	$699	$630	$475	$37	$(348)	$2,383

Currency Neutral Operating Income (Loss) by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(7)	(18)	(48)	(22)	(10)	77	(20)	(31)
% Currency Impact	(10)	(3)	(9)	0	(11)	0	0	(8)
% Change — Currency Neutral Reported	3	(15)	(39)	(22)	0	77	(20)	(24)

% Change — After Considering Items (Non-GAAP)	4	(8)	(6)	7	(8)	66	2	(2)
% Currency Impact After Considering Items (Non-GAAP)	(10)	(3)	(9)	0	(10)	(21)	2	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	14	(5)	3	7	2	87	0	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Year Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,084	$2,852	$2,316	$2,447	$2,448	$9	$(1,448)	$9,708
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	208	—	208
Productivity & Reinvestment	26	111	20	281	36	3	124	601
Productivity Initiatives	—	—	—	—	—	—	—	—
CCE Transaction	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	22	22
Other Items	—	—	275	61	1	39	39	415
After Considering Items (Non-GAAP)	$1,110	$2,963	$2,611	$2,789	$2,485	$259	$(1,263)	$10,954

	Year Ended December 31, 2013
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,087	$2,859	$2,908	$2,432	$2,478	$115	$(1,651)	$10,228
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	188	195	383
Productivity & Reinvestment	2	57	—	282	26	6	121	494
Productivity Initiatives	—	—	—	—	(1)	—	(1)	(2)
CCE Transaction	—	—	—	(2)	—	—	—	(2)
Transaction Gains/Losses	—	—	5	—	55	—	8	68
Other Items	—	—	—	66	22	(1)	4	91
After Considering Items (Non-GAAP)	$1,089	$2,916	$2,913	$2,778	$2,580	$308	$(1,324)	$11,260

Currency Neutral Operating Income (Loss) by Segment:

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	0	0	(20)	1	(1)	(92)	12	(5)
% Currency Impact	(12)	2	(12)	0	(8)	(4)	1	(6)
% Change — Currency Neutral Reported	11	(2)	(8)	1	7	(88)	12	1

% Change — After Considering Items (Non-GAAP)	2	2	(10)	0	(4)	(16)	5	(3)
% Currency Impact After Considering Items (Non-GAAP)	(12)	2	(12)	0	(8)	(3)	0	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	14	0	2	1	4	(13)	4	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:

	Three Months Ended December 31, 2014
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(31)	(3)	(28)
% Change — Currency Neutral Reported	(24)	2	(25)
% Change — Currency Neutral Reported and Adjusted for Structural Items	(21)	4	(24)

% Change — After Considering Items (Non-GAAP)	(2)	(1)	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	4	1
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	7	5	2

	Year Ended December 31, 2014
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(5)	(1)	(4)
% Change — Currency Neutral Reported	1	2	(1)
% Change — Currency Neutral Reported and Adjusted for Structural Items	4	4	0

% Change — After Considering Items (Non-GAAP)	(3)	(2)	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	2	1
% Change — Currency Neutral After Considering Items and Adjusted for Structural Items (Non-GAAP)	6	4	2

Note:	Certain rows may not add due to rounding.
1 Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Reported (GAAP)
Issuances of Stock	$1,532	$1,328
Purchases of Stock for Treasury	(4,162)	(4,832)
Net Change in Stock Issuance Receivables[1]	(14)	—
Net Change in Treasury Stock Payables[2]	38	(5)
Net Treasury Share Repurchases (Non-GAAP)	$(2,606)	$(3,509)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the quarter.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the quarter.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca‑colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at
www.linkedin.com/company/the-coca-cola-company.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the market place; product safety and quality concerns; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; one or more of our counterparty financial institutions default on their obligations to us or fail; an inability to realize additional benefits targeted by our productivity and reinvestment program; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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